SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                               AMENDMENT NUMBER 1


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: July 6, 2000

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Texas                     0-26958                    76-0037324
(State or other jurisdiction  (Commission File Number)         (IRS Employer
of  incorporation or organization)                           Identification No.)

                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address of principal executive offices, including zip code)

                                 (281) 820-1181
              (Registrant's telephone number, including area code)

Item  7.          Financial  Statements  of  Business  Acquired

Introduction

     This Amendment No. 1 to Form 8-K sets forth audited and pro forma financial information in connection with the our purchase of assets. The purchase of assets was reported on our Form 8-K dated July 6, 2000 and filed on July 12, 2000.
Financial  Statements

     On July 6, 2000, we purchased www.XXXPassword.com, an adult Internet web site, from Voice Media, Inc.

     Set forth below are the Audited Financial Statements of www.XXXPassword.com for the eight months ended May 31, 2000 and the period from February 1, 1999 (Date of Inspection) to September 30, 1999.

     Also set forth below is the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000, which gives effect to the transaction as if it had occurred at that date. The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended June 30, 2000 and the year ended September 30, 1999 give effect to the transaction as if it had occurred as of the beginning of each period. The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been completed at the beginning of each period presented, nor are they indicative of our future results of operations. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with our historical financial statements and the related notes thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K Amendment Number 1 to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RICK'S  CABARET  INTERNATIONAL,  INC.



                                          ______________________________________
Date:  September  14,  2000               By:  /s/  Eric  Langan
                                          Eric  Langan
                                          President and Chief Accounting Officer

                                   XXXPASSWORD

                          AUDITED FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----

Independent  Auditor's  Report                                               F-2

Statements of Operations for the Eight Months Ended May 31, 2000
And for the period from February 1, 1999 (Date of inception)
to September 30, 1999                                                        F-3

Notes  to  Statements  of  Operations                                      F-4-5

Unaudited Pro Forma Consolidated Balance Sheets as of June 30, 2000          F-7

Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended June 30, 2000                                      F-8

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 1999                                        F-9

Notes to Pro Forma Combined Financial Data                                  F-10

                          INDEPENDENT AUDITORS' REPORT


Owners
XXXPassword

We have audited the accompanying statements of operations of XXXPassword ("website") for the eight months ended May 31, 2000 and the period from February 1, 1999 (date of inception) to September 30, 1999. These financial statements are the responsibility of the Website's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of XXXPassword for the eight months ended May 31, 2000 and the period from February 1, 1999 (date of inception) to September 30, 1999 in conformity with generally accepted accounting principles.



                                            Jackson  &  Rhodes  P.C.


Dallas,  Texas
August  25,  2000

                                   XXXPASSWORD
                             STATEMENTS OF OPERATIONS



                                                              Period From
                                             Eight          February 1, 1999
                                         Months Ended     (Date of Inception)
                                            May 31,        to September 30,
                                             2000                1999
                                      ------------------  --------------------
Total revenues                        $        2,114,751  $          1,638,958
                                      ------------------  --------------------

Variable Costs (Note 1):
    Processing discount on net sales              93,147                80,309
    Processing fee per transaction                41,821                36,057
    Charge backs                                  28,515                24,584
    Web master payouts                         1,312,000               950,476
                                      ------------------  --------------------
                                               1,475,483             1,091,426
                                      ------------------  --------------------
    Contribution to fixed costs                  639,268               547,532

Fixed costs (Note 1):
  Live feeds                                      33,549                23,101
  Bandwidth charges                               50,975                34,926
  Web site maintenance                           258,972               155,401
                                      ------------------  --------------------
     Total fixed costs                           343,496               213,428
                                      ------------------  --------------------
     Income before taxes                         295,772               334,104
 Income taxes                                    100,563               113,595
                                      ------------------  --------------------
     Net income                       $          195,209  $            220,509
                                      ==================  ====================

                             See accompanying notes.

                                   XXXPASSWORD
                        NOTES TO STATEMENTS OF OPERATIONS
              FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND MAY 31, 2000



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     XXXPassword (the "Website") is an adult website (www.XXXPassword.com) which began operations in February 1999. The website was owned by Voicemedia, Inc. ("VMI") until its sale in July 2000 to Rick's Cabaret International, Inc. ("Rick's").

     Basis of Presentation

     The accompanying statement of operations is presented in accordance with generally accepted accounting principles. No balance sheets are presented because XXXPassword has no capitalized costs and the acquisition included no other assets.

     Use  of  Estimates  and  Assumptions

     Preparation  of the  Website's  financial  statements  in  conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Income Taxes

     Income taxes have been imputed at the 34% corporate rate which the Website's owner and purchaser would be required to pay on earnings of the website.

     Expenses

     The expenses of the Website's operations are based on the expenses paid by VMI in its operation of several websites. The Website has no assets or liabilities; therefore, interest and depreciation is not recorded. Certain expenses must be estimated based on the amounts paid on all websites as an aggregate. Following is an explanation of the estimates made to prepare the accompanying statement of operations.

     Processing discount and processing fees are calculated as a percentage of certain revenues based on the related percentages paid by VMI during the periods.

                                   XXXPASSWORD
                        NOTES TO STATEMENTS OF OPERATIONS
               FOR THE PERIODS ENDED SEPTEMBER 30, 1999 AND MAY 31, 2000



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Charge backs are estimated at 1.5% of certain revenues. A small portion of the revenues is recorded net of chargebacks and processing discounts and fees.

     Web master payouts are calculated based on the actual Web master payouts paid by VMI on XXXPassword transactions

     Live feeds and bandwidth charges are allocated based on total VMI live feed costs multiplied by the percentage of sales for XXXPassword compared to total sales for VMI.

     Web site maintenance is based on the amount paid to an affiliated company for maintenance of all sites, allocated by percentage of sales for XXXPassword compared to total sales for VMI.

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                        PRO FORMA COMBINED FINANCIAL DATA



The unaudited pro forma combined statements of operations for the year ended September 30, 1999 and the nine-month period ended June 30, 2000 (the "pro forma statements of operations") and the unaudited pro forma combined balance sheet as of June 30, 2000 (the "pro forma balance sheet" and, together with the pro forma statement of operations, the "pro forma financial statements"), have been prepared to illustrate the estimated effect of the acquisition by Rick's Cabaret International, Inc. of XXXPassword, an adult website (www.XXXPassword.com) as of July 6, 2000. The pro forma financial statements do not reflect any anticipated cost savings from the XXXPassword acquisition (except for the management agreement as explained in Note 6), or any synergies that are anticipated to result from the combination, and there can be no assurance that any such cost savings or synergies will occur. The pro forma statements of operations give pro forma effect to the acquisition as if it had occurred on February 1, 1999, the inception of XXXPassword. The pro forma combined statement of operations for the nine months ended June 30, 2000 includes only eight months of operations of XXXPassword. The pro forma balance sheet gives pro forma effect to the acquisition as if it had occurred on June 30, 2000. The pro forma statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements of Rick's and XXXPassword and the notes thereto.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

                                  RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                     JUNE 30, 2000


                                                         ASSETS

                                                       Historical
                                          -----------------------------------
                                             Rick's Cabaret          XXX         Pro Forma                  Pro Forma
                                           International, Inc.     Password     Adjustments                Consolidated
                                          ---------------------  ------------  -------------               --------------
Current assets:                                                    (Note 1)
  Cash                                    $            378,161   $         -   $          -                $     378,161
  Accounts receivable                                   225565             -                                     225,565
  Note receivable - related party                      115,773             -
  Inventories                                           102031             -                                     102,031
  Prepaid expenses                                      200000             -                                     200,000
                                          ---------------------  ------------  -------------               --------------
    Total current assets                             1,021,530             -              -                    1,021,530
                                          ---------------------  ------------  -------------               --------------

Property and equipment                               9,894,064             -                                   9,894,064
  Less accumulated depreciation                     (1,340,343)            -                                  (1,340,343)
                                          ---------------------  ------------  -------------               --------------

                                                     8,553,721             -              -                    8,553,721
                                          ---------------------  ------------  -------------               --------------
Other assets:
  Goodwill and other intangibles
     (net of amortization)                           2,839,745             -      1,076,126   (1)(5)           3,915,871
  Other                                                223,141             -                                     223,141
                                          ---------------------  ------------  -------------               --------------
                                                     3,062,886             -      1,076,126                    4,139,012
                                          ---------------------  ------------  -------------               --------------

                                          $         12,638,137   $         -   $  1,076,126                $  13,714,263
                                          =====================  ============  =============               ==============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt       $       375,622.0000   $         -   $          -                $     375,622
  Accounts payable and accrued expenses                514,447             -                                     514,447
  Accounts and notes payable
     - related parties                                 115,752             -                                     115,752
                                          ---------------------  ------------  -------------               --------------
    Total current liabilities                        1,005,821             -              -                    1,005,821

Long-term debt, less current portion                 4,282,777                                                 4,282,777
                                          ---------------------  ------------  -------------               --------------
        Total liabilities                            5,288,598             -              -                    5,288,598
                                          ---------------------  ------------  -------------               --------------
Commitments and contingencies                                -             -                                           -

Minority interests                                      34,247             -              -                       34,247

Stockholders' equity:
  Preferred stock                                            -                                                         -
  Common stock                                          36,137                        7,000   (1)(5)              43,137
  Additional paid-in capital                         9,727,309                    1,069,126   (1)(5)          10,796,435
  Retained earnings (deficit)                       (2,448,154)                                               (2,448,154)
  Less treasury stock                                                                                                  -
                                          ---------------------  ------------  -------------               --------------
    Total stockholders' equity                       7,315,292             -      1,076,126                    8,391,418
                                          ---------------------  ------------  -------------               --------------
                                          $         12,638,137   $         -   $  1,076,126                $  13,714,263
                                          =====================  ============  =============               ==============

See accompanying notes to unaudited pro forma consolidated financial statements.

                              RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE NINE MONTHS ENDED JUNE 30, 2000


                                                  Historical
                                       ---------------------------------
                                          Rick's Cabaret         XXX        Pro Forma              Pro Forma
                                       International, Inc.    Password     Adjustments              Combined
                                       --------------------  -----------  -------------           ------------
Revenues:
  Sales                                $          8,625,918  $2,114,751   $          -             $10,740,669
                                       --------------------  -----------  -------------           ------------
Operating expenses:
  Cost of goods sold                              1,270,857   1,560,007                              2,830,864
  Salaries and wages                              3,008,121                                          3,008,121
  Other general and administrative:
    Taxes and permits                             1,284,282                                          1,284,282
    Charge card fees                                128,726                                            128,726
    Rent                                             68,259                                             68,259
    Legal and accounting                            495,578                                            495,578
    Advertising                                     613,113                                            613,113
    Pre-opening costs                                                                                        -
    Management costs                                            258,972        (78,972)   (6)          180,000
    Other                                         1,626,188                    138,947   (2)(5)      1,765,135
                                       --------------------  -----------  -------------           ------------

                                                  8,495,124   1,818,979         59,975              10,374,078
                                       --------------------  -----------  -------------           ------------

Income (loss) from operations                       130,794     295,772        (59,975)                366,591

  Interest expense less other income                 86,969           -                                 86,969
                                       --------------------  -----------  -------------           ------------

Income (loss) before income taxes                    43,825     295,772        (59,975)                279,622

  Income taxes (benefit)                                  -     100,563       (100,563)   (3)                -
                                       --------------------  -----------  -------------           ------------

Net income (loss)                      $             43,825  $  195,209   $     40,588             $   279,622
                                       ====================  ===========  =============           ============

Net income (loss) per common share     $               0.01                                        $      0.07
                                       ====================                                       ============

Weighted average shares outstanding               3,669,234                    561,111    (4)        4,230,345
                                       ====================               =============           ============

                           RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  FOR THE YEAR ENDED SEPTEMBER 30, 1999
        (XXXPASSWORD FOR THE PERIOD FROM FEBRUARY 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999)


                                                 Historical
                                       --------------------------------
                                         Rick's Cabaret          XXX       Pro Forma             Pro Forma
                                       International, Inc.    Password    Adjustments            Consolidated
                                       --------------------  ----------  -------------           -------------
Revenues:
  Sales of alcoholic beverages        $          4,511,205   $        -                          $  4,511,205
  Sales of food                                  1,035,178            -                             1,035,178
  Service revenues                               4,229,426            -                             4,229,426
  Other                                            605,618    1,638,958                             2,244,576
                                       --------------------  ----------  -------------           -------------

                                                10,381,427    1,638,958                            12,020,385
                                       --------------------  ----------  -------------           -------------
Operating expenses:
  Cost of goods sold                             1,437,553    1,149,453                             2,587,006
  Salaries and wages                             3,637,637                                          3,637,637
  Other general and administrative:
    Taxes and permits                            1,408,115                                          1,408,115
    Charge card fees                               187,428                                            187,428
    Rent                                           264,988                                            264,988
    Legal and accounting                           716,545                                            716,545
    Advertising                                    585,470                                            585,470
    Management costs                                            155,401        24,599    (6)          180,000
    Other                                        2,102,031                     87,404   (2)(5)      2,189,435
                                       --------------------  ----------  -------------           -------------

                                                10,339,767    1,304,854       112,003              11,756,624
                                       --------------------  ----------  -------------           -------------

Income from operations                              41,660      334,104      (112,003)                263,761

  Interest and other expense                        82,232            -                                82,232
                                       --------------------  ----------  -------------           -------------

Income (loss) before income taxes                  (40,572)     334,104      (112,003)                181,529
                                       --------------------  ----------  -------------           -------------

  Income taxes (benefit)                                 -      113,595      (113,595)    (3)               -
                                       --------------------  ----------  -------------           -------------

    Net loss                          $            (40,572)  $  220,509  $      1,592             $   181,529
                                       ====================  ==========  =============           =============

Net income (loss) per common share    $              (0.01)                                       $      0.05
                                       ====================                                      =============

Weighted average shares outstanding              3,355,969                    450,000     (4)       3,805,969
                                       ====================              =============           =============

See accompanying notes to unaudited pro forma consolidated financial statements.

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA COMBINED FINANCIAL DATA

1. The acquisition of XXXPassword has been accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to goodwill, because XXXPassword has no tangible assets. The purchase price (and resulting goodwill) was based on the value of the 450,000 common shares of Rick's issued in the acquisition. Rick's also placed 250,000 common shares in escrow to be issued should the earnings, as defined, of XXXPassword aggregate $400,000 for the first full 12 months following the closing date. These contingent shares are to be valued and charged to the purchase price if the contingency is met in the next twelve months. The 250,000 contingent shares are assumed to be issued at the beginning of the nine months ended June 30, 2000, since the contingency was met in the first eight months. Goodwill has been recorded in the amount of $980,000, assuming the entire 700,000 shares have been issued. Also see
     Note 5 for additional contingent purchase price.

     No balance sheet is presented for XXXPassword because XXXPassword has no capitalized costs and the acquisition included no other assets.

2. Depreciation and amortization was increased by $84,000 and $147,000 for the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively, as a result of the purchase adjustments. Goodwill is being amortized over its estimated useful life of five years.

3. The income tax provision has been eliminated to account for the combination of the entities and the use of Rick's operating loss carryforwards to offset XXXPassword income.

4. The 450,000 shares issued in the acquisition have been assumed to be issued at the beginning of each period presented. The 250,000 contingent shares are assumed to be issued as of February 1, 2000, since the contingency was met in the first full twelve months.

5. The acquisition agreement between Rick's and the seller of XXXPassword requires Rick's to pay an Earn Out Amount of $380,000 to the seller, plus either (1) $475,000 if the earnings before depreciation, amortization, interest and taxes ("EBITDA") of XXXPassword during the first full twelve-month period beginning on the closing date exceeds $800,000 but is less than $1,200,000 (but not otherwise) or (2) $925,000 if the EBITDA of XXXPassword during the first full twelve-month period beginning on the closing date exceed $1,200,000. The Earn Out Amount is to be paid in monthly amounts equal only to 50% of the Free Net Cash Flow (as defined) of XXXPassword during the six year period from the closing date. Because the EBITDA in the first full twelve-month period of the pro forma periods was approximately $543,000, fifty percent of the Free Net Cash Flow has been accrued each month as additional purchase price and added to goodwill (and amortized).

               RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA COMBINED FINANCIAL DATA

6. The acquisition agreement provides that an affiliate of VMI will provide all management services to the website for $22,500 per month. The management agreement is for a period of one year, renewable for successive one year terms. The accompanying pro forma financial statements have been prepared to adjust the historical website maintenance expenses to $22,500 per month.